Exhibit 10.29

As of August 29, 2008

LeMaitre Vascular, Inc.

26 Ray Avenue

Burlington, MA 01803

Ladies and Gentlemen:

Reference is made to a revolving line of credit in the amount not to exceed $10,000,000 in the aggregate (the “Line of Credit”) made available by Brown Brothers Harriman & Co. (“BBH”) to LeMaitre Vascular, Inc. formerly known as Vascutech, Inc. (the “Borrower”). Obligations of the Borrower arising under the Line of Credit are evidenced by a Third Amended and Restated Revolving Promissory Note (Secured) in the original principal amount of $10,000,000 dated as of August 23, 2007 and executed by the Borrower in favor of BBH (the Note”). Obligations of the Borrower arising under the Line of Credit and the Note are secured by Collateral as described a Fourth Amended and Restated Revolving Loan and Security Agreement dated as of August 23, 2007 (the “Loan Agreement”) by and between the borrower and BBH.

The Borrower has requested and BBH has agreed to extend the availability of the Line of Credit provided that the Borrower agree to amend the Loan Agreement as follows:

I.	Amendments to the Loan Agreement

1. Section 1.1 of the Loan Agreement is hereby deleted in its entirety, and the following is substituted therefor:

“1.1 Amount of Loans. Upon written request by the Borrower in such form as the Bank may request until August 23, 2009 and provided that no Default or Event of Default (as defined hereafter) shall have occurred and be continuing or result after giving effect hereto, the Bank shall make loans to the Borrower (each an “Advance” and collectively, the “Advances”) not to exceed the sum of $10,000,000 (the “Commitment”) less the principal amount of any Letters of Credit issued for the benefit of the Borrower in the aggregate principal amount not to exceed $3,000,000 at any one time (each a Letter of Credit and collectively, the “Letters of Credit”). Each Letter of Credit and Advance shall hereinafter be referred to as a “Loan” and collectively, the “Loans”.”

2. Section 1.3 of the Loan Agreement is hereby deleted in its entirety, and the following is substituted therefore:

“1.3 Repayment and Prepayment. The principal amount of all Loans together with any interest, fees or other charges accrued thereon shall be due and payable on the earlier of (i) demand and acceleration by the Bank following the occurrence of an Event of Default, (ii) on August 23, 2009, (iii) with respect to Loans that accrue interest at LIBOR, on the last day of the applicable Interest Period (as hereinafter defined). In accordance with the terms of the Note, the Loans that accrued interest at the Base Rate may be prepaid in whole or in part, without penalty, from time to time. In the event that the Borrower elects to repay Loans that accrue interest at LIBOR, the Borrower agrees to pay such additional compensation equal to any funding losses or other costs incurred as a result of the prepayment of such Loan, whether upon demand or otherwise, upon presentation by the Bank of a statement of the amount and setting forth the Bank’s calculation thereof, which statement will be deemed true and correct absent manifest error. Any repayment or prepayment (as the case may be) shall be made together with all unpaid interest accrued on the amount of that repayment or prepayment together with such other costs as provided herein.”

III.	Miscellaneous

1. All terms and provisions of the Note and the Loan Agreement, each as amended hereby, are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2. By signing below where indicated, the Borrower ratifies and affirms each of the representations and warranties set forth in the Loan Agreement and confirms that each remains true and accurate as of the date hereof, and that no Default or Event of Default has occurred and is continuing thereunder.

3. This letter, the Note, the Loan Agreement and the other agreements, documents and certificates referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior or current understandings and agreements, whether written or oral. This letter may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns. This letter shall be construed in accordance with the laws (other than conflict of laws rules) of the Commonwealth of Massachusetts and when executed and delivered will be considered an agreement under seal.

Please execute the enclosed copy of this letter and return the same to the undersigned.

Yours very truly,

BROWN BROTHERS HARRIMAN & CO.

By: /s/ John D. Rogers

Name: John D. Rogers

Title: Senior Vice President

Acknowledged and agreed:

LEMAITRE VASCULAR, INC.

By: /s/ Joseph P. Pellegrino, Jr.

Name: Joseph P. Pellegrino, Jr.

Title: Chief Financial Officer

Date: